CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 22, 2023, relating to the financial statements and financial highlights of Principal Street High Income Municipal Fund and Principal Street Short Term Municipal Fund (the “Funds”), each a series of Managed Portfolio Series, for the year ended August 31, 2023, and to the references to our firm under the heading “Comparison of Other Service Providers” in the Joint Proxy Statement/Prospectus.

/s/ COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

June 27, 2024